Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of General Motors Company and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 3, 2016, appearing in the Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

May 13, 2016